EXHIBIT 99(3)

                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors
and Shareholders of
TYCO INTERNATIONAL LTD.

    Our report on the consolidated supplemental financial statements of Tyco International Ltd. for the year ended June 30, 1994 is included in this Form 8-K. In connection with our audit of such supplemental financial statements, we have also audited the related consolidated financial statement schedule for the year ended June 30, 1994.

    In our opinion, the financial statement schedule for the year ended June 30, 1994 referred to above, when considered in relation to the basic supplemental financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

    We have also audited the component of the financial statement schedule of Kendall International Inc. ("Kendall") for the year ended June 30, 1993. The contribution of Kendall to total valuation and qualifying accounts is 6 percent of the 1993 total. The financial statement schedule data of Tyco International Ltd. included in the June 30, 1993 financial statement schedule was audited and reported on separately by other auditors. In addition, the financial statement schedule for the year ended June 30, 1992, which represents 100% of the combined financial statement schedule for that period, was audited and reported on by other auditors. We also audited the combination of the accompanying financial statement schedule for the year ended June 30, 1993 after restatement for the 1994 pooling of interests. In our opinion, such financial statement schedule has been properly combined on the basis described in Note 1 of notes to the related supplemental consolidated financial statements.

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 22, 1994

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